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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the registration statement of U.S. Bancorp on Form S-3, dated on or about February 11, 1998, of our report dated January 19, 1995, on our audit of the consolidated statements of income, shareholders' equity and cash flows of West One Bancorp and Subsidiaries for the year ended December 31, 1994, which report is included in the U.S. Bancorp Current Report on Form 8-K, filed October 1, 1997.

                                    /S/ COOPERS & LYBRAND L.L.P.

Boise, Idaho
February 10, 1998